                                                                       Exhibit 1



                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                                ONVIA.COM, INC.

                        DRAGON ACQUISITION CORPORATION

                                      AND

                             DEMANDSTAR.COM, INC.

                         Dated as of November 20, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
ARTICLE I THE MERGER...............................................     1

   1.1    The Merger.................................................   1
   1.2    Effective Time; Closing....................................   2
   1.3    Effect of the Merger.......................................   2
   1.4    Certificate of Incorporation; Bylaws.......................   2
   1.5    Directors and Officers.....................................   2
   1.6    Effect on Capital Stock....................................   3
   1.7    Surrender of Certificates..................................   4
   1.8    No Further Ownership Rights in Target Stock................   6
   1.9    Lost, Stolen or Destroyed Certificates.....................   6
   1.10   Tax and Accounting Consequences............................   6
   1.11   Taking of Necessary Action; Further Action.................   7

ARTICLE II REGISTRATIONS AND WARRANTIES OF TARGET....................   7

   2.1    Organization of Target.....................................   7
   2.2    Target Capital Structure...................................   8
   2.3    Obligations With Respect to Capital Stock..................   8
   2.4    Authority..................................................   9
   2.5    SEC Filings; Target Financial Statements...................  10
   2.6    Absence of Certain Changes or Events.......................  11
   2.7    Taxes......................................................  12
   2.8    Title to Properties; Absence of Liens and Encumbrances.....  14
   2.9    Intellectual Property......................................  14
   2.10   Compliance; Permits; Restrictions..........................  17
   2.11   Litigation.................................................  17
   2.12   Employee Benefit Plans.....................................  18
   2.13   Environmental Matters......................................  22
   2.14   Agreements, Contracts and Commitments......................  23
   2.15   Affiliates.................................................  24
   2.16   Statements; Proxy Statement/Prospectus.....................  24
   2.17   State Anti-Takeover Statutes...............................  25
   2.18   Board Approval.............................................  25
   2.19   Brokers', Finders' and Financial Advisory Fees.............  25
   2.20   Fairness Opinion...........................................  25
   2.21   No Illegal or Improper Transactions........................  25

                               TABLE OF CONTENTS
                                  (continued)


                                                                      Page
                                                                      ----

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..  26

   3.1    Organization of Parent and Merger Sub......................  26
   3.2    Parent and Merger Sub Capital Structure....................  26
   3.3    Authority..................................................  26
   3.4    SEC Filings; Parent Financial Statements...................  27
   3.5    Valid Issuance.............................................  28
   3.6    Proxy Statement/Prospectus.................................  28
   3.7    Litigation.................................................  29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................  29

   4.1    Conduct of Business by Target..............................  29
   4.2    Conduct of Business by Parent..............................  31

ARTICLE V ADDITIONAL AGREEMENTS......................................  31

   5.1    Proxy Statement/Prospectus; Registration Statement; Other
          Filings....................................................  31
   5.2    Meeting of Target Stockholders.............................  32
   5.3    Confidentiality:  Access to Information....................  34
   5.4    No Solicitation............................................  34
   5.5    Public Disclosure..........................................  36
   5.6    Reasonable Efforts; Notification...........................  36
   5.7    Third Party Consents.......................................  37
   5.8    Stock Options, Warrants and Restricted Stock...............  37
   5.9    Certain Employee Benefit Matters...........................  39
   5.10   Indemnification............................................  39
   5.11   Legends....................................................  40
   5.12   Letter of Target's Accountants.............................  40
   5.13   Bridge Financing...........................................  40
   5.14   Board Observer.............................................  41

ARTICLE VI CONDITIONS TO THE MERGER..................................  41

   6.1    Conditions to Obligations of Each Party to Effect the
          Merger.....................................................  41
   6.2    Additional Conditions to Obligations of Target.............  42
   6.3    Additional Conditions to the Obligations of Parent and
          Merger Sub.................................................  43

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER........................  45

   7.1    Termination................................................  45
   7.2    Notice of Termination Effect of Termination................  47
   7.3    Fees and Expenses..........................................  47
   7.4    Amendment..................................................  49
   7.5    Extension; Waiver..........................................  49

                               TABLE OF CONTENTS
                                  (continued)


                                                                       Page
                                                                       ----

ARTICLE VIII GENERAL PROVISIONS......................................  49

   8.1    Non-Survival of Representations and Warranties.............  49
   8.2    Notices....................................................  49
   8.3    Interpretation; Certain Defined Terms......................  50
   8.4    Counterparts...............................................  51
   8.5    Entire Agreement; Third Party Beneficiaries................  51
   8.6    Severability...............................................  52
   8.7    Other Remedies; Specific Performance.......................  52
   8.8    Governing Law..............................................  52
   8.9    Rules of Construction......................................  52
   8.10   Assignment.................................................  52
   8.11   No Waiver; Remedies Cumulative.............................  52
   8.12   Waiver of Jury Trial.......................................  52

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A Form of Target Voting Agreement
---------

Exhibit B Form of Convertible Promissory Note
---------

Exhibit C Form of Certificate of Designation
---------

Exhibit D-1 Form of Ramos Employment Agreement Amendment
-----------

Exhibit D-2 Form of Ramos Option Agreement Amendment
-----------

Exhibit D-3 Form of Ramos Option Agreement Amendment
-----------

Exhibit E-1 Form of Jordan Employment Agreement Amendment
-----------

Exhibit E-2 Form of Jordan Option Agreement Amendment
-----------

Exhibit E-3 Form of Jordan Option Agreement Amendment
-----------

Exhibit F-1 Form of North Employment Agreement Amendment
-----------

Exhibit F-2 Form of North Option Agreement Amendment
-----------

Exhibit F-3 Form of North Option Agreement Amendment
-----------

Exhibit G Form of Lockup Agreement
---------

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of November 20, 2000 (this "Agreement"), among Onvia.com, Inc. a Delaware corporation
                ---------
("Parent"), Dragon Acquisition Corporation, a Florida corporation and a wholly
  ------
owned subsidiary of Parent ("Merger Sub"), and DemandStar.com, Inc., a Florida
                             ----------
corporation ("Target").
              ------

                                   RECITALS
                                   --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the
                                                       ------------
Florida Business Corporation Act ("Florida Law"), Parent, Merger Sub and Target
                                   -----------
intend to enter into a business combination transaction.

     B. The Board of Directors of Target (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Target and advisable and fair to, and in the best interests of, Target and its stockholders, (ii) has unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Target adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and advisable and fair to, and in the best interests of, Parent and its stockholders and (ii) has unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D. Contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Target are entering into Voting Agreements with Parent in substantially the form attached hereto as Exhibit A (the "Target
                                                         ---------       ------
Voting Agreements").
-----------------

     E. The parties intend by executing this Agreement to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  At the Effective Time and subject to and upon the terms
          ----------
and conditions of this Agreement and the applicable provisions of Florida Law, Merger Sub shall be merged with and into Target (the "Merger"), the separate
                                                      ------
corporate existence of Merger Sub
shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing articles of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Florida in accordance with the relevant provisions of Florida Law (the "Articles of Merger") (the time of such filing
                                ------------------
(or such later time as may be agreed in writing by Target and Parent and specified in the Articles of Merger) being the "Effective Time") as soon as
                                                --------------
practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Venture Law Group,
             -------
4750 Carillon Point, Kirkland, Washington, at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").
 ------------

     1.3  Effect of the Merger.   At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Florida Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time Article I of the Certificate of
--------  -------
Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is DemandStar.com, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof or as provided by law.

     1.5  Directors and Officers.  The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial corporate officers of the Surviving Corporation shall be the corporate officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

          (a)  Conversion of Target Common Stock.  Each (i) share of common
               ---------------------------------
stock, par value $0.0001 per share, of Target ("Target Common Stock"), and (ii)
                                                -------------------
share of Series A Preferred Stock, par value $.01 per share ("Series A
                                                              --------
Preferred" and, together with the Target Common Stock, the "Target Stock"),
                                                            ------------
participating on an as converted basis pursuant to the Articles of Incorporation of Target, issued and outstanding immediately prior to the Effective Time, other than any shares of Target Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares as defined in and to the extent provided in Section 1.6(f), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive a number of shares of common stock, par value $0.0001 per share, of Parent ("Parent Common Stock")
                                                       -------------------
multiplied by the Exchange Ratio (as defined in the next sentence), upon surrender of the certificate representing such share of Target Common Stock in the manner provided in Section 1.7. The "Exchange Ratio" shall be the fraction
                                         --------------
(A) having a numerator equal to 6,000,000 and (B) having a denominator equal to the aggregate number of shares of Target Stock outstanding immediately prior to the Effective Time plus any vested Target Option (as defined in Section 2.2) outstanding immediately prior to the Effective Time (1) including all Target Options that become vested as a result of this Agreement and the transactions contemplated hereby, including, without limitation, upon consummation of the Merger, and (2) excluding Target Options that would otherwise become vested upon consummation of the Merger but that will not become vested as a result of the Agreements entered into pursuant to Section 6.3(d).

          (b)  Cancellation of Target-Owned and Parent-Owned Stock.  Each share
               ---------------------------------------------------
of Target Stock held by Target or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Target or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Capital Stock of Merger Sub.  Each share of common stock, $0.000l
               ---------------------------
par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of the common stock of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Target Stock), merger (with respect to Parent, a merger in which more than 50% of the voting power of Parent is disposed of), share exchange (with respect to Parent, a share exchange in which more than 50% of the voting power of Parent is disposed of), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Target Stock occurring on or after the date hereof and prior to the Effective Time.

          (e)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Target Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing sale price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market.

          (f)   Dissenting Shares.
                -----------------

               (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Stock held by a holder who has exercised such holder's dissenters' rights in accordance with Sections 607.1301, 607.1302 and
607.1320 of Florida Law, and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be
                                            -----------------
converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Florida Law.

               (ii) Notwithstanding the provisions of Section 1.6(a), if any holder of shares of Target Stock who demands his dissenters' rights with respect to such shares under Section 1.6(a) shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Florida Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Target Common Stock and payment for fractional shares as provided in Section 1.6(e), without interest, upon surrender of the certificate or certificates representing such shares.

               (iii) Target shall give Parent (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Sections 607.1302, 1607.1302 and 607.1320 of Florida Law, withdrawals of such demands, and any other instruments served pursuant to Florida Law and received by the Target, and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for dissenters' rights under Florida Law. Target shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenters' rights with respect to Target Stock or offer to settle or compromise any such demands.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Parent shall select a bank or trust company
               --------------
reasonably acceptable to Target to act as the exchange agent (the "Exchange
                                                                   --------
Agent") in the Merger.
-----

          (b)  Parent to Provide Common Stock.  Promptly after the Effective
               ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Target Stock, (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e), and (iii) any dividends or distributions to which holders of shares of Target Stock may be entitled pursuant to Section 1.7(d).

          (c)  Exchange Procedures.  Promptly after the Effective Time, Parent
               -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which
                                                       ------------
immediately prior to the Effective Time represented outstanding shares of Target Stock, whose shares were converted into shares of Parent Common Stock: (i), a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(e), and (iii) any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Target Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Target Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d).

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor, along with payment in lieu of fractional shares pursuant to Section 1.6(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If certificates representing shares of
               ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Target Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Target Stock.  All shares of Parent
          -------------------------------------------
Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event that any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Target Stock, represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition
--------  -------
precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum and with customary provisions as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.
          -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall be accounted for as a purchase transaction under generally accepted accounting principles.

     1.11 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedules delivered by Target to Parent dated as of the date hereof referencing the representations and warranties in this Agreement by Section number and certified by a duly authorized officer of Target (the "Target Disclosure Schedules"), as
                                             ---------------------------
follows:

     2.1  Organization of Target.
          ----------------------

          (a) Target and each of its subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to Target, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Target has set forth in the Target Disclosure Schedules a true and complete list of all of Target's subsidiaries as of the date of this Agreement, together with a list of each partnership, joint venture or other business entity in which Target holds an interest, whether voting, equity or otherwise (collectively, the "Joint Ventures"), indicating the jurisdiction of
                              --------------
organization of each such entity and Target's equity interest therein. Except as set forth on such list, neither Target nor any of its subsidiaries owns any equity interest in any corporation, partnership or joint venture arrangement or other business entity that is material to Target.

          (c) Target has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of Target and similar governing instruments of each of its subsidiaries and each Joint Venture, each as amended to date, and each such instrument is in full force and effect. Neither Target nor any of its subsidiaries nor, to the knowledge of Target, any Joint Venture is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

     2.2  Target Capital Structure.  The authorized capital stock of Target
          ------------------------
consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 7,638,480 shares issued and outstanding as of November 15, 2000 (none of which were held by Target in its treasury), and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which there are authorized 2,000,000 shares of Series A Preferred, of which there were 750,000 shares issued and outstanding as of November 15, 2000, and 4,000,000 shares of Series B Preferred, of which there were no shares issued and outstanding as of November 15, 2000. All outstanding shares of Target Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement or document to which Target is a party or by which it or its assets is bound. As of November 15, 2000, (i) Target had reserved an aggregate of 4,000,000 shares of Target Common Stock for issuance pursuant to Target's 1999 Employee Incentive Compensation Plan, and (ii) there were options ("Target
                                                                         ------
Options") outstanding to purchase an aggregate of 3,332,700 shares of Target
-------
Common Stock pursuant to Target's 1999 Employee Incentive Compensation Plan. As of November 15, 2000, there are warrants ("Target Warrants") outstanding to
                                           ---------------
purchase 1,000,000 shares of Target Common Stock and 1,000,000 shares of Target Common Stock are reserved for issuance upon the exercise of the Target Warrants. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Target Disclosure Schedules list for each person who held Target Options or Target Warrants to acquire shares of Target Common Stock as of November 15, 2000, the name of the holder of such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant had vested at such date, the vesting schedule for such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any. Except as set forth in Schedule
2.2 of the Target Disclosure Schedules, consummation of the Merger, whether coupled with a termination of employment or not, will not result in the acceleration of any vesting of any such Target Options or Target Warrants.

     2.3  Obligations With Respect.  Except as set forth in Section 2.2, there
          ------------------------
are no equity securities, partnership interests to Capital Stock or similar ownership interests of any class of Target equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Target owns free and clear of all claims and encumbrances, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Target or any Joint Venture, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Target or any of its subsidiaries or, to the knowledge of Target, any Joint Venture is a party or by which it is bound obligating Target or any of its subsidiaries or, to the knowledge of Target, any Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or any of its subsidiaries or any Joint Venture or obligating Target or any of its subsidiaries or any Joint Venture to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, except as otherwise contemplated by the Voting Agreement, there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Target is a party or by which it is bound with respect to any equity security of any class of Target or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries or any Joint Venture.

     2.4  Authority.
          ---------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated has been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of this Agreement and the approval of the Merger by Target's stockholders and the filing of the Articles of Merger pursuant to Florida Law. The following votes are required for Target's stockholders to approve and adopt this Agreement and approve the Merger: (x) an affirmative vote of the holders of a majority of the outstanding shares of Target Stock, (y) an affirmative vote of the holders of a majority of the shares of Series A Preferred, and (z) an affirmative vote of the holders of a majority of the Target Common Stock. This Agreement has been duly executed and delivered by Target and, assuming the due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of Target, enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Target or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Target's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or any of its subsidiaries or by which Target or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Target's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Target or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation, in each case that is material to Target, to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries or its or any of their respective assets are bound or affected. The Target Disclosure Schedules list all consents, waivers and approvals under any of Target's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a loss of benefits to Target, Parent or the Surviving Corporation as a result of the Merger that would be reasonably likely to result in a Material

Adverse Effect (as defined in Section 8.3(c)) with respect to Target, Parent or the Surviving Corporation.


          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made by Target in
  -------------------
connection with the execution and delivery of this or the consummation of the Merger, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida, (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 2.16) with the Securities and Exchange Commission ("SEC"), (iii) such consents, approvals, orders,
                      ---
authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and
                                                                  -------
(iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Target or Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     2.5  SEC Filings; Target Financial Statements.
          ----------------------------------------

          (a) Target has filed all forms, reports and documents required to be filed by Target with the SEC since March 27, 2000, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Target may file subsequent to the date hereof) are referred to herein as the "Target SEC
                                                              ----------
Reports." As of their respective dates, the Target SEC Reports (i) were prepared
-------
in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the
      --------------
"Exchange Act"), as the case may be, and the rules and regulations of the SEC
 ------------
thereunder applicable to such Target SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Target's subsidiaries or Joint Ventures is required to file any forms, reports or other documents with the SEC or similar regulatory body.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Target SEC Reports (the "Target Financials"), including each Target SEC Reports filed after the date
 -----------------
hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods
             ----
involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Target and its subsidiaries as at the respective dates thereof and the consolidated results of Target's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Target contained in Target SEC Reports as of December 31, 1999 is hereinafter referred to as the "Target Balance Sheet." Except as disclosed in the Target Financials,
           --------------------
since the date of the Target Balance Sheet neither Target nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Target and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Target Balance Sheet in the ordinary course of business consistent with past practices and liabilities under this Agreement or incurred in connection with the transactions contemplated hereby.

          (c) Target has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Target with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6  Absence of Certain Changes or Events. Since the date of the Target
          ------------------------------------
Balance Sheet there has not been: (i) any Material Adverse Effect with respect to Target and its subsidiaries and Joint Ventures, taken as a whole, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Target's capital stock, or any purchase, redemption or other acquisition by Target of any of Target's capital stock or any other securities of Target or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Target's capital stock, (iv) any granting by Target or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers, directors or managers or employees who earn more than $50,000 per year, or any payment by Target or any of its subsidiaries of any bonus to any of their officers, directors or managers or employees who earn more than $50,000 per year, or any granting by Target or any of its subsidiaries of any increase in severance or termination pay or any entry by Target or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Target of the nature contemplated hereby, (v) any material change or alteration in the policy of Target relating to the granting of stock options to its employees and consultants, (vi) entry by Target or any of its subsidiaries or, to the knowledge of Target, any Joint Venture into, or material modification, amendment or cancellation of, any licensing, distribution, sponsorship, advertising, merchant program or other similar agreement or which either is not terminable by Target or its subsidiaries or Joint Venture, as the case may be, without penalty upon no more than 45 days' prior notice or provides for payments by or to Target or its subsidiaries or a Joint Venture in an amount in excess of $25,000 over the term of the agreement, (vii) any material change by Target in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (viii) any revaluation by Target of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business.

     2.7  Taxes.
          -----

          (a)  Definition of Taxes. For the purposes of this Agreement, "Tax" or
               -------------------                                       ---
"Taxes" refers to (i) any and all federal, state, local and foreign taxes,
 -----
assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               -----------------------

               (i) Target and each of its subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by or
                         -------
on behalf of Target and each of its subsidiaries with any Tax authority, such Returns are true, correct and complete in all material respects, and Target and each of its subsidiaries have paid (where required by law or otherwise accrued) all Taxes shown to be due on such Returns.

               (ii) Target and each of its subsidiaries have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal
                                         ----
Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.
                       ----

               (iii) There is no material Tax deficiency outstanding, proposed or assessed against Target or any of its subsidiaries, nor has Target or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

               (iv) No audit or other examination of any Return of Target or any of its subsidiaries by any Tax authority is presently in progress, nor has Target or any of its subsidiaries been notified of any request for such an audit or other examination.

               (v) No adjustment of Tax relating to any Returns filed by Target or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Target or any of its subsidiaries or any representative thereof.

               (vi) Neither Target nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Target, other than any liability for unpaid Taxes that may have accrued since the date of the Target Balance Sheet in connection with the operation of the business of Target and its subsidiaries in the ordinary course.

               (vii) There is no contract, agreement, plan or arrangement to which Target is a party, including but not limited to the provisions of this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Target or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

               (viii) Neither Target nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Target.

               (ix) Neither Target nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

               (x) Except as may be required as a result of the Merger, Target and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

               (xi) Target has made available to Parent or its legal or accounting representatives copies of all foreign, federal and state income tax and all state sales and use tax Returns for Target and each of its subsidiaries filed for all periods since its inception.

               (xii) There are no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Target or any of its subsidiaries
                -----
relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

               (xiii) Since April 16, 1997, neither Target nor any subsidiary of Target has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

     2.8  Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Target owns no real property interests. The Target Disclosure Schedules list all real property leases to which Target is a party and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim against Target in an amount greater than $25,000.

          (b) Target has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Target Financials and except for Liens for Taxes and rents not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.9  Intellectual Property.
          ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i)    "Intellectual Property" shall mean any or all of the
                       ---------------------
following and all rights in, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

               (ii)   "Target Intellectual Property" shall mean any Intellectual
                       ----------------------------
Property that is owned by, or exclusively licensed to, Target or one of its subsidiaries.

               (iii)  "Registered Intellectual Property" means all United
                       --------------------------------
States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

               (iv)   "Target Registered Intellectual Property" means all of the
                       ---------------------------------------
Registered Intellectual Property owned by, or filed in the name of, Target or one of its subsidiaries.

          (b) No Target Intellectual Property or product or service of Target is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Target, or which may affect the validity, use or enforceability of such Target Intellectual Property, which in any such case would be reasonably likely to have a Material Adverse Effect on Target.

          (c) Each material item of Target Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect on Target.

          (d) Target or one of its subsidiaries owns and has good and exclusive title to, or has license sufficient for the conduct of its business as currently conducted and as proposed to be conducted to, each material item of Target Intellectual Property used in connection with the conduct of its business as currently conducted and as proposed to be conducted free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Target or one of its subsidiaries is the exclusive owner of all trademarks and trade names used in connection with and material to the operation or conduct of the business of Target and its subsidiaries, including the sale of any products or the provision of any services by Target and its subsidiaries.

          (e) Target or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are Target products or which Target otherwise expressly purports to own.

          (f) To the extent that any material Intellectual Property has been developed or created by a third party for Target or any of its subsidiaries, Target or its subsidiaries, as the case may be, has a written agreement with such third party with respect thereto and Target or its subsidiary thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license sufficient for the conduct of its business as currently conducted and as proposed to be conducted to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g) The Target Disclosure Schedules list all material contracts, licenses and agreements to which Target is a party (i) with respect to Target Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Target.

          (h) All material contracts, licenses and agreements relating to the Target Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements in accordance with its terms, the effect of which would have a Material Adverse Effect on Target. Target is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of Target, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Target's rights under such contracts, licenses and agreements to the same extent Target would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Target would otherwise be required to pay.

          (i) The operation of the business of Target as such business currently is conducted, including Target's design, development, marketing and sale of the products or services of Target (including with respect to products currently under development) has not, does not and will not infringe or misappropriate in any material manner the Intellectual Property of any third party or, to the knowledge of Target, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (j) Target has not received written notice from any third party, and to the knowledge of Target, no other overt threat from any third party, that the operation of the business of Target or any act, product or service of Target, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (k) To the knowledge of Target, no person has or is infringing or misappropriating any Target Intellectual Property.

          (l) Target and its subsidiaries have taken reasonable steps to protect Target's and its subsidiaries' rights in Target's and such subsidiaries' confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to Target or such subsidiaries, and, without limiting the foregoing, Target and its subsidiaries have and enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in substantially the form provided to Parent, and except under confidentiality obligations, there has not been disclosure by Target or one of its subsidiaries of any such trade secrets or confidential information.

     2.10  Compliance with Laws; Permits; Restrictions.
           -------------------------------------------

          (a) Neither Target nor any of its subsidiaries nor, to the knowledge of Target, any Joint Venture is in any material respect in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Target or any of its subsidiaries or any Joint Venture or by which Target or any of its subsidiaries or any Joint Venture or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its subsidiaries or any Joint Venture is a party or by which Target or any of its subsidiaries or any Joint Venture or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not be reasonably likely to result in a Material Adverse Effect on Target. No investigation or review by any Governmental Entity is pending or, to Target's knowledge, has been threatened in a writing delivered to Target against Target or any of its subsidiaries or, to the knowledge of Target, any Joint Venture, nor, to the knowledge of Target, has any Governmental Entity indicated an intention to conduct an investigation of Target or any of its subsidiaries or any Joint Venture. There is no material agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries or, to the knowledge of Target, any Joint Venture which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its subsidiaries or any Joint Venture, any acquisition of material property by Target or any of its subsidiaries or any Joint Venture or the conduct of business by Target as currently conducted. Target has complied in all material respects with all applicable federal, state and local laws and regulations relating to the collection and use of user information gathered in the course of Target's operations, and Target has at all times complied with the rules, policies and procedures established by Target from time to time with respect to the foregoing. All content and services distributed through Target's website are being distributed in compliance in all material respects with applicable law.

           (b) Target and its subsidiaries and, to the knowledge of Target, the Joint Ventures hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of Target and its subsidiaries and the Joint Ventures as currently conducted (collectively, the "Target Permits"). Target and its subsidiaries and, to the knowledge of Target,
 --------------
the Joint Ventures are in compliance in all material respects with the terms of the Target Permits.

     2.11  Litigation.  There are no claims, suits, actions or proceedings
           ----------
pending or, to the knowledge of Target, threatened against, relating to or affecting Target or any of its subsidiaries or any Joint Venture, before any Governmental Entity or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Target or the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No Governmental Entity has at any time challenged or questioned in a writing delivered to Target the legal right of Target to design, offer or sell any of its services or products in the present manner or style thereof.

     2.12  Employee Benefit Plans.
           ----------------------

           (a) Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i)    "Affiliate" shall mean any other person or entity under
                       ---------
common control with Target within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

               (ii)   "Target Employee Plan" shall mean any plan, program,
                       --------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning
                                    ---------------------
of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Target or any Affiliate for the benefit of any Employee and pursuant to which Target or any Affiliate has any material liability;

               (iii)  "COBRA" shall mean the Consolidated Omnibus Budget
                       -----
Reconciliation Act of 1985, as amended;

               (iv)   "DOL" shall mean the Department of Labor;
                       ---

               (v)    "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of Target or any Affiliate;

               (vi)   "Employee Agreement" shall mean each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Target or any Affiliate and any Employee or consultant;

               (vii)  "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as
                       ----
amended;

               (ix)   "HIPAA" shall mean the Health Insurance Portability
                       -----
Amendments Act;

               (ix)   "IRS" shall mean the Internal Revenue Service;
                       ---

               (x)    "Multiemployer Plan" shall mean any "Pension Plan" (as
                       ------------------
defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

               (xi)   "PBGC" shall mean the Pension Benefit Guaranty
                       ----
Corporation; and

               (xii)  "Pension Plan" shall mean each Target Employee Plan which
                       ------------
is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule. The Target Disclosure Schedules contain an accurate and
               --------
complete list of each Target Employee Plan and each Employee Agreement. Target does not have any intention or commitment to establish any new Target Employee Plan, to modify any Target Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Target Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt any Target Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. The Target Disclosure Schedules also contain a list of all Target employees as of the date hereof, each such person's date of hire and each such person's annual compensation. The Target Disclosure Schedules list all employees on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and also list all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, and the expected length of such leave.

          (c)  Documents.  Target has provided or made available to Parent:  (i)
               ---------
correct and complete copies of all material documents embodying to each Target Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Target Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Target Employee Plan or related trust; (iv) if the Target Employee Plan is funded, the most recent annual and periodic accounting of Target Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Target Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Target Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Target Employee Plan; (vii) all material written agreements and contracts relating to each Target Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Target Employee Plan and any proposed Target Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Target; and (ix) all registration statements and prospectuses prepared in connection with each Target Employee Plan.

          (d)  Employee Plan Compliance.  (i) Target has performed in all
               ------------------------
material respects all obligations required to be performed by it under, is not in default or violation of; and has no knowledge of any material default or violation by any other party to each Target Employee Plan, and each Target Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Target Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is qualified and has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or

IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination with respect to its qualified status from the date of adoption of such Plan and no event has occurred which would adversely affect the status of such determination letter or the qualified status of such Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or Section 4975(d) of the Code, has occurred with respect to any Target Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Target, threatened or reasonably anticipated (other than routine claims for benefits) against any Target Employee Plan or against the assets of any Target Employee Plan; (v) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Target or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Target, threatened by the IRS or DOL with respect to any Target Employee Plan; and (vii) neither Target nor any Affiliate is subject to any penalty or tax with respect to any Target Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980B of the Code.

          (e) Pension Plans.  Target does not now, nor has it ever, maintained,
              -------------
established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has Target contributed to or been
              -------------------
requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  No Target Employee Plan provides,
              ------------------------------
or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Target has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (h) COBRA; FMLA; HIPAA.  Neither Target nor any Affiliate has, prior
              ------------------
to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA (including all notice requirements thereof), the requirements of FMLA or any similar provisions of state law applicable to its Employees, the requirements of HIPAA, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of Target or any Affiliate.

          (i) Effect of Transaction.
              ---------------------

              (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Target Employee Plan, Employee

Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

              (ii) No payment or benefit which will or may be made by Target or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

          (j) Employment Matters.  Target and each Affiliate:  (i) is in
              ------------------
compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Target's knowledge, threatened or reasonably anticipated claims or actions against Target under any worker's compensation policy or long-term disability policy which would be reasonably likely to have a Material Adverse Effect on Target. To Target's knowledge, no Employee of Target has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by Target and disclosing to Target or using trade secrets or proprietary information of any other person or entity. Target and its Affiliates have not incurred any liability under, and have complied in all respect with, the Worker Adjustment Retraining Notification Act ("WARN Act") and no fact or event exists that could
                              --------
give rise to liability under the WARN Act.

          (k) Labor.  No work stoppage or labor strike against Target is
              -----
pending, or to Target's knowledge, threatened or reasonably anticipated. Target does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Target, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Target. Neither Target nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Target is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Target.

          (l) International Employee Plan.  No Employee Plan has been adopted or
              ---------------------------
maintained by Target, whether informally or formally, for the benefit of Employees outside the United States.

          (m) Change of Control Payments.  The Target Disclosure Schedules sets
              --------------------------
forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees of Target as a result of or in connection with the Merger.

     2.13  Environmental Matters.
           ---------------------

          (a) Hazardous Material.  Except as would not result in material
              ------------------
liability to Target, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "Hazardous Material") are present, as a result of the
                         ------------------
actions of Target or any of its subsidiaries or any affiliate of Target, or, to Target's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Target or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Except as would not result in a
              ------------------------------
material liability to Target (in any individual case or in the aggregate) (i) neither Target nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law, and (ii) neither Target nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any
                        ------------------------------
rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  Target and its subsidiaries currently hold all
              -------
environmental approvals, permits, licenses, clearances and consents (the "Target
                                                                          ------
Environmental Permits") material to and necessary for the conduct of Target's
---------------------
and its subsidiaries' Hazardous Material Activities and other businesses of Target and its subsidiaries as such activities and businesses are currently being conducted.

     2.14 Agreements, Contracts and Commitments  .  Except as otherwise set
          -------------------------------------
forth in the Target Disclosure Schedules, neither Target nor any of its subsidiaries is a party to or is bound by:

          (a) any employment agreement, contract or commitment with any employee or member of Target's Board of Directors, other than those that are terminable by Target or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Target's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification outside the ordinary course of Target's business or any guaranty;

          (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Target or any of its subsidiaries or a Joint Venture to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Target or any of its subsidiaries or a Joint Venture after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Target has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Target's subsidiaries or a Joint Venture;

          (f) any licensing, distribution, sponsorship, advertising, merchant program, encoding services, hosting or other similar agreement to which Target or one of its subsidiaries or a Joint Venture is a party which may not be canceled by Target or its subsidiaries or a Joint Venture, as the case may be, without penalty in excess of $25,000 upon notice of 45 days or less or which provides for payments by or to Target or its subsidiaries or a Joint Venture in an amount in excess of $25,000 over the term of the agreement;

          (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology; or

          (h) any other agreement, contract or commitment currently in effect that is material to Target's business as presently conducted.

     Neither Target nor any of its subsidiaries, nor to Target's knowledge any Joint Venture or any other party to a Target Contract (as defined below), is in breach, violation or default under, and neither Target nor any of its subsidiaries nor, to the knowledge of Target, any Joint Venture has received written notice (or to its knowledge, any other form of notice) that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Target or any of its subsidiaries or a Joint Venture is a party or by which it is bound that are required to be disclosed in the Target Disclosure Schedules pursuant to clauses (a) through (h) above or pursuant to Section 2.9 hereof (any such agreement, contract or commitment, a "Target Contract") in such a
                                                ---------------
manner as would permit any other party to cancel or terminate any such Target Contract or seek damages or other remedies the effect of which would have a Material Adverse Effect on Target.

     2.15  Affiliates.  Set forth on the Target Disclosure Schedules is a list
           ----------
of those persons who may be deemed to be, in Target's reasonable judgment, affiliates of Target within the meaning of Rule 145 promulgated under the Securities Act (each a "Target Affiliate").
                        ----------------

     2.16  Statements; Proxy Statement/Prospectus.  The information supplied
           --------------------------------------
by Target for inclusion in the Registration Statement (as defined in Section 3.3(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Target for inclusion in the proxy statement/prospectus to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Target Stockholders' Meeting") (such proxy
                             ----------------------------
statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy
 --------------------------
Statement/Prospectus is first mailed to Target's stockholders or at the time of the Target Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Target or any of its affiliates, officers or directors should be discovered by Target which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Target shall promptly inform Parent and provide the necessary information for inclusion in any such amendment or supplement. Notwithstanding the foregoing, Target makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.17  State Anti-Takeover Statutes. No "fair price," "business
           ----------------------------
combination," "moratorium," "control share acquisition," "interested shareholder," "affiliated transaction" or other anti-takeover statute or similar statute or regulation enacted by any state, and no supermajority voting provision contained in the Company's Articles of Incorporation or Bylaws, apply to the Merger or the other transactions contemplated by this Agreement.

     2.18  Board Approval.  The Board of Directors of Target has, as of the date
           --------------
of this Agreement, unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is advisable and fair to, and in the best interests of Target and its stockholders and (iii) determined to recommend that the stockholders of Target approve and adopt this Agreement and approve the Merger.

     2.19  Brokers', Finders' and Financial Advisory Fees.  Except for fees
           ----------------------------------------------
payable to its financial advisor, which fees shall not exceed $125,000, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. A copy of the engagement letter between Target and its financial advisor has been previously provided to Parent or will be provided prior to the Effective Time.

     2.20  Fairness Opinion.  Target's Board of Directors has received an
           ----------------
opinion from Janney Montgomery Scott LLC as of the date hereof, to the effect that, as of the date hereof, , the terms of the Merger are fair to the stockholders of Target from a financial point of view.

     2.21  No Illegal or Improper Transactions.  Neither Target nor any of its
           -----------------------------------
directors, officers, employees or Target Affiliates, has directly or indirectly used funds or other assets of Target or made any promise or undertaking in such regard, for: (a) illegal contributions, gifts, entertainment or other expenses relating to any political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) illegal payments to or for the benefit or any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or
(d) the establishment of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Target with respect to the foregoing.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to Target, subject to the exceptions specifically disclosed in writing in the Disclosure Schedules delivered by Parent to Target dated as of the date hereof referencing the representations and warranties in this Agreement by Section number and certified by a duly authorized officer of Parent (the "Parent Disclosure Schedules"), as
                                             ---------------------------
follows:

     3.1  Organization of Parent and Merger Sub.
          -------------------------------------

          (a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Parent has delivered or made available to Target a true and correct copy of the Certificate of Incorporation and Bylaws of Parent, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     3.2  Parent and Merger Sub Capital Structure. The authorized capital stock
          ---------------------------------------
of Parent consists of 250,000,000 shares of Parent Common Capital Structure Stock, of which there were 86,707,052 shares issued and outstanding as of November 14, 2000, and 15,000,000 shares of Preferred Stock, none of which are issued and outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.0001 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

     3.3  Authority.
          ---------

          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Articles of Merger pursuant to Florida Law. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Target, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not: (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of a material lien or encumbrance on any of the material properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, in each case that is material to Parent, to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 (or any similar successor form thereto)

Registration Statement (the "Registration Statement") with the SEC in accordance
                             -----------------------
with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Florida, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     3.4  SEC Filings; Parent Financial Statements.
          ----------------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since February 29, 2000, and has made available to Target such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC
                                                              ----------
Reports."  As of their respective dates, the Parent SEC Reports (i) were
-------
prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date
 -----------------
hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

          (c) Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5  Valid Issuance. The Parent Common Stock to be issued in the Merger,
          --------------
when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     3.6  Proxy Statement/Prospectus. The information supplied by Parent for
          --------------------------
inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to Target's stockholders or at the time of the Target Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Target and provide the necessary information for inclusion in any such amendment or supplement. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Target which is contained in any of the foregoing documents.

     3.7  Litigation. There are no claims, suits, actions or proceedings
          ----------
pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries or any joint venture of Parent, before any Governmental Entity or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No Governmental Entity has at any time challenged or questioned in a writing delivered to Parent the legal right of Parent to design, offer or sell any of its services or products in the present manner or style thereof.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business by Target.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Target and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

     In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Target shall not do any of the following and shall not permit its subsidiaries or any Joint Venture to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, or permit the payment of the exercise price of any options to be paid by any means other than cash, check or wire transfer of immediately available funds;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Target Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Target or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance delivery and/or sale of shares of Target Common Stock pursuant to the exercise of stock options or warrants outstanding on November 15, 2000; and (ii) the issuance of options to purchase up to 200,000 shares of Target Common Stock, with options to purchase no more than 25,000 of such shares to be granted to any one person, pursuant to Target's 1999 Employee Incentive Compensation Plan;

          (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Target or enter into any joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Target; provided, however, that Target may accept and execute an
                        --------  -------
assignment of lease from H.T.E., Inc., a Florida corporation ("H.T.E."),
                                                               ------
relative to the property used and currently occupied by Target in Orange County, Florida;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Target, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice;

          (l) Modify, amend or terminate any material contract or agreement to which Target or any subsidiary thereof is a party, including any joint venture agreement, or waive, release or assign any material rights or claims thereunder;

          (m) Enter into any licensing, distribution, sponsorship, advertising, merchant program, encoding services, hosting or other similar contracts, agreements, or obligations which may not be canceled without penalty by Target or its subsidiaries upon notice of 45 days or less or which provide for payments by or to Target or its subsidiaries in an amount in excess of $25,000 over the term of the Agreement or which involve any exclusive terms of any kind;

          (n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (o) Fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (p) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (q) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (p) above.

          4.2  Conduct of Business by Parent.  During the period from the date
               -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, without the prior written consent of Target, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following: cause, permit or propose any amendments to its Certificate of Incorporation or Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries) in a manner that would have an adverse impact on Target's stockholders.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          5.1  Proxy Statement/Prospectus; Registration Statement; Other
               ---------------------------------------------------------
Filings. As promptly as practicable after the execution of this Agreement,
-------
Target and Parent will prepare, and file with the SEC, the Proxy Statement/Prospectus and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Target and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Target will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Target and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Target and Parent will notify the
                     -------------
other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Target and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Target or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Target, such amendment or supplement.

     5.2  Meeting of Target Stockholders.
          ------------------------------

          (a) Promptly after the date hereof, Target will take all action necessary in accordance with Florida Law and its Articles of Incorporation and Bylaws to convene the Target Stockholders' Meeting to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement for the purpose of voting upon this Agreement and the Merger. Target will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NASD or Florida Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Target may adjourn or postpone Target Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Target's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Target Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Target Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Target's Stockholders' Meeting. Target shall ensure that the Target Stockholders' Meeting is called, noticed, convened, held and conducted, and subject to Section 5.2(c) that all proxies solicited by Target in connection with the Target Stockholders' Meeting are solicited, in compliance with Florida Law, its Articles of Incorporation and Bylaws, the rules of the NASD and all other applicable legal requirements. Target's obligation to call, give notice of, convene and hold the Target Stockholders' Meeting in accordance with this
Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Target of any Acquisition Proposal (as defined in Section 5.4(a)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Target with respect to the Merger.

          (b) Subject to Section 5.2(c): (i) the Board of Directors of Target shall recommend that Target's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Target Stockholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Target has recommended that Target's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Target Stockholders' Meeting; and (iii) neither the Board of Directors of Target nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Target that Target's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

          (c) Nothing in this Agreement shall prevent the Board of Directors of Target from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below), or an offer reasonably believed by the Board of Directors of Target to be a Superior Offer, is made to Target and is not withdrawn, (ii) neither Target nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of Target or any committee thereof concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Target or any committee thereof to comply with its fiduciary obligations to Target's stockholders under Florida Law. Nothing contained in this Section 5.2(c) shall limit Target's obligation to hold and convene the Target Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Target shall have been withdrawn, amended or modified). For purposes of this Agreement, the term "Superior Offer"
                                                                --------------
shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Target of assets representing in excess of 50% of the fair market value of Target's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Target), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Target, in each case on terms that the Board of Directors of Target determines, in its reasonable judgment (based upon a written opinion of an investment bank of nationally recognized reputation) to be more favorable to Target stockholders than the terms of the Merger (after taking into account all relevant factors, including all conditions to the offer, the timing of the transaction contemplated by the offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings or approvals); provided, however, that any such offer shall not be deemed to be a "Superior
--------  -------
Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Target's Board of Directors to be obtained by such third party on a timely basis.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Target and Parent have previously executed a Mutual Nondisclosure Agreement dated October 30, 2000 and a letter agreement dated November 3, 2000 (such agreements collectively, the "Confidentiality Agreements"), which Confidentiality Agreements will continue in
 --------------------------
full force and effect (for the period of time therein specified) in accordance with their terms.

          (b) Target will afford Parent and its representatives reasonable access to information concerning Target's business that Parent may reasonably request in order to permit, and solely for the purpose of permitting, Parent to confirm the accuracy of the representations and warranties made by Target in
Article II. Parent will afford Target and its representatives reasonable access to information concerning Parent's business that Target may reasonably request in order to permit, and solely for the purpose of permitting, Target to confirm the accuracy of the representations and warranties made by Parent in Article
III. All information and knowledge learned pursuant to this Section 5.3(b) shall be subject to the Confidentiality Agreements. No information or knowledge obtained by Parent or Target in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Target and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions,
(iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this
                         --------  -------
Agreement by the required Target stockholder vote, this Section 5.4(a) shall not prohibit Target from furnishing nonpublic information regarding Target and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Target nor any representative of Target and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Target concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Target to comply with its fiduciary obligations to Target's stockholders under Florida Law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such person or group, Target gives Parent written notice of the identity of such person or group and of Target's intention to furnish nonpublic information to, or enter into discussions with, such person or group and Target receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Target, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Target furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Target to Parent); provided, further, that nothing
                                           --------  -------
herein shall prevent the Board of Directors of Target from taking, and disclosing to Target's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Target and its subsidiaries will, and will cause their respective officers, directors, affiliates, employees, investment bankers, attorneys and other advisors and representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Target or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Target or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Target. In addition to the foregoing, Target shall (i) provide Parent with at least twenty-four (24) hours prior notice of any meeting of Target's Board of Directors at which Target's Board of Directors is reasonably expected to consider a Superior

Proposal, (ii) provide Parent with at least two (2) business days or forty-eight
(48) hours prior written notice of a meeting of Target's Board of Directors at which Target's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the documentation relating to such Superior Offer that exists at such time and (iii) provide Parent with reasonable notice of the material terms of the Superior Offer and reasonable opportunity to make a counter-offer prior to any commitment by Target with respect to the Superior Offer.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any bona
                                      --------------------
fide offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition
                                                                   -----------
Transaction" shall mean any transaction or series of related transactions other
-----------
than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Target by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of Target or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of Target or any of its subsidiaries; (B) any merger, consolidation, business combination or similar transaction involving Target; (C) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Target; or (D) any liquidation or dissolution of Target.

          (b)  In addition to the obligations of Target set forth in paragraph
(a) of this Section 5.4, Target as promptly as practicable shall advise Parent orally and in writing of any request for non-public information which Target reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Target reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal (to the extent known), and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Target will keep Parent informed in all material respects of any material amendments or proposed amendments to any such Acquisition Proposal or any requests for additional information or additional inquiries regarding additional information.

     5.5  Public Disclosure. Parent and Target will consult with each other, and
          -----------------
to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the execution of this Agreement.

     5.6  Reasonable Efforts; Notification.
          --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Target and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or any of its affiliates to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or Target or the holding separate of the shares of Target Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Target Stock.

          (b) Target shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Target to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such
                                                 --------  -------
notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to Target of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  Third Party Consents. As soon as practicable following the date
          --------------------
hereof, Parent and Target will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options, Warrants and Restricted Stock.
          --------------------------------------------

          (a) At the Effective Time, each outstanding Target Option under Target's 1999 Employee Incentive Compensation Plan, whether or not exercisable, will be assumed by Parent. Each Target Option assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in Target's 1999 Employee Incentive Compensation Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Target Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Target Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Target Option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Target Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

          (b) It is intended that Target Options assumed by Parent shall qualify following the Effective Time as "incentive stock options" as defined in
Section 422 of the Code to the extent Target Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.8 shall be applied consistent with such intent.

          (c) Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Target Stock Options as soon as is reasonably practicable after the Effective Time, and in any event within forty-five (45) days after the Effective Time, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

          (d) Each Target Warrant that by its terms survives the Merger, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, such Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of such Target Warrants (unless further action may be required by the terms of any of such Target Warrants), be assumed by Parent and each Target Warrant assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (i) each such Target Warrant shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 1.6(a), and (ii) the exercise price per share of Parent Common Stock shall be an amount equal to the exercise price per share of Target Common Stock subject to such Target Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying such Target Warrants shall be deemed to refer to Parent. Parent further agrees that, notwithstanding any other term of this Section 5.8(d) to the contrary, if required under the terms of Target Warrants or if otherwise appropriate under the terms of Target Warrants, it will execute a supplemental agreement with the holders of Target Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Parent shall (A) on or prior to the Effective Time, reserve for issuance the number of shares of Parent Common Stock that will become subject to warrants to purchase Parent Common Stock ("Parent Warrants") pursuant to this Section 5.8(d), and (B)
                      ---------------
from and after the Effective Time, upon exercise of the Parent Warrants in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby.

          (e) Shares of Target Stock that are subject to repurchase by Target in the event a Target employee ceases to be employed by Target ("Target
                                                                 ------
Restricted Stock") shall be converted into the right to receive Parent Common
----------------
Stock on the same basis as provided in Section 1.6. Shares of Target Restricted Stock shall be replaced with shares of Parent Common Stock, subject to the same restrictions as the original Target Restricted Stock. Such replacement shares of Parent Common Stock shall be issued to and registered in the name of the holder, but shall be held by Parent pending satisfaction of the applicable vesting schedules pursuant to existing agreements in effect at the Effective Time. Target hereby assigns to the Surviving Corporation all repurchase rights relating to the Target Restricted Stock, effective at the Effective Time. A listing of the holders of Target Restricted Stock, together with the number of shares of Target Restricted Stock held by each, is set forth on Schedule 5.8(e) of the Target Disclosure Schedules.

     5.9  Certain Employee Benefit Matters. Target shall take all necessary
          ---------------------------
action to cause any 401(k) plan sponsored or maintained by Target to be terminated at least one day prior to the Closing Date.

     5.10 Indemnification.
          ---------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Target pursuant to any indemnification agreements between Target and its directors and officers as of the Effective Time (the "Indemnified Parties") and
                                                      -------------------
any indemnification provisions under Target's Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and

Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of Target as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Target, unless such modification is required by law.

          (b) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Target; provided, however, that in no event will Parent or the
                    --------  -------
Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by Target for such coverage (or such coverage as is available for such 125% of such annual premium).

          (c) This Section 5.10 shall survive the consummation of the Merger, is intended to benefit Target, the Surviving Corporation and each indemnified party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified parties.

     5.11 Legends. Parent will be entitled to place appropriate legends on the
          -------
certificates evidencing any Parent Common Stock to be received by a Target Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock.

     5.12 Letter of Target's Accountants. Target shall use its reasonable efforts to cause to be delivered to Parent, and Parent shall use its reasonable efforts to cause to be delivered Target, "cold comfort" letters of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") from their respective independent
                  ---------------
accountants, one dated the date on which the Registration Statement shall become effective and one dated as of the date the Effective Time occurs, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement; provided that the other party provides to the accountant of the party causing the cold comfort letter to be issued a letter with the information required by the AICPA Statement.

     5.13 Bridge Financing.
          ----------------

     (a) On the dates set forth below, Parent shall lend Target the amounts set forth below:

     -----------------------------------------------------------
                          Funding     Aggregate    Fully-Diluted
                          -------     ---------    -------------
     Funding Date         Amount       Funding      Percentage
     ------------         ------       -------      ----------
     -----------------------------------------------------------

     -----------------------------------------------------------
                                        Amount
                                        ------
     -----------------------------------------------------------
     December 1, 2000  US$2,000,000  US$2,000,000       15%
     -----------------------------------------------------------
     January 1, 2001   US$1,000,000  US$3,000,000        4%
     -----------------------------------------------------------
     February 1, 2001  US$1,000,000  US$4,000,000        4%
     -----------------------------------------------------------
     March 1, 2001     US$1,000,000  US$5,000,000        2%
     -----------------------------------------------------------

          (b) Each loan made by Parent to Target pursuant to this Section 5.13 shall be on the terms and conditions contained in the form of Convertible Promissory Note attached hereto as Exhibit B. Each loan shall be evidenced by a
                                   ---------
separate convertible promissory note, with the terms "Funding Date", "Funding Amount" and "Fully-Diluted Percentage" completed in such forms using the table in Section 5.13(a) for the corresponding Funding Date. As set forth in the form of Convertible Promissory Note attached hereto as Exhibit B, if any such loan or
                                                  ---------
loans become repayable by its or their terms following termination of this Agreement, Target shall immediately upon such event file the form of Certificate of Designation attached hereto as Exhibit C to create only such number of shares
                                  ---------
of Series C Preferred as required to permit conversion of all such Convertible Promissory Notes in accordance with their terms. Each occurrence of the bracketed term "Price Per Share" in such Certificate of Designation shall be completed using the quotient of (i) the "Aggregate Funding Amount" following the most recent "Funding Date" at which funds were provided, each determined using the table in Section 5.13(a), divided by (ii) the aggregate number of shares of Series C Preferred required to permit conversion of such Convertible Promissory Notes in accordance with their terms.

     5.14 Board Observer. For a period of eighteen (18) months following the
          --------------
Effective Time, O.F. Ramos (the "Observer") shall have the right to attend
                                 --------
meetings of the Parent's Board of Directors and the right to participate therein, but shall not have the right (a) to vote at such meetings or (b) to attend meetings or portions of meetings of Parent's Board of Directors from which directors who are also employees of Parent have been excluded. The Observer shall be entitled to the same notice of such meetings and information relating to same as is given to members of Parent's Board of Directors. If O.F. Ramos declines or is unable to serve as the Observer, then Bernard B. Markey shall be designated as the Observer.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Target Stockholder Approval. This Agreement shall have been
               ---------------------------
approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Target.

          (b)  Registration Statement Effective; Proxy Statement. The SEC shall
               -------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order; HSR Act. No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d)  Tax Opinions. Parent and Target shall each have received written
               ------------
opinions from their respective tax counsel (Venture Law Group, A Professional Corporation, and Greenberg Traurig, P.A., respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel
                                        --------  -------
to either Parent or Target does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     6.2  Additional Conditions to Obligations of Target. The obligation of
          ----------------------------------------------
Target to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Parent and Merger Sub as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties for purposes of clause (ii), (1) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (2) any update of or modification to the Parent Disclosure Schedules made or purported to have been made after the date of this Agreement shall be disregarded). Target shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b)  Agreements and Covenants. Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Target shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c)  Trading of Additional Shares. Parent shall have taken any
               ----------------------------
required actions so that shares of Parent Common Stock issuable in the Merger are eligible for trading on The Nasdaq Stock Market.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of Target contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Target, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Target as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (2) any update of or modification to the Target Disclosure Schedules made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Target by an authorized officer of Target.

          (b)  Agreements and Covenants. Target shall have performed or complied
               ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target.

          (c)  Certificate Regarding Options. Parent shall have received a
               -----------------------------
certificate signed on behalf of Target by the Secretary and Chief Financial Officer of Target setting forth the number of Target Options vested as of the Effective Time, determined in accordance with Section 1.6(a)(ii)(B).

          (d)  Employment and Option Agreement Amendments. Each of O.F. Ramos,
               ------------------------------------------
Edward S. Jordan and William Knox North shall have entered into amendments to their employment and option agreements with Target, in forms attached hereto as:
(i) Exhibits D-1, D-
    ------------  --

2 and D-3 in the case of Mr. Ramos, (ii) Exhibits E-1, E-2 and E-3 in the case
-     ---                                ------------  ---     ---
of Mr. Jordan, and (iii) Exhibits F-1, F-2 and F-3 in the case of Mr. North.
                                  --------     ---

          (e)  Amendment Agreements. Each of Bernard B. Markey, L.A. Gornto, Jr.
               --------------------
and Edward Moses shall have amended their existing employment, consulting and option agreements with Target effective, with such amendments effective as of the Effective Time, to provide that (i) each such individual shall provide such transition consulting services as are requested in writing on behalf of Parent by the President or Vice President--Corporate Development of Parent until the close of business on the one hundred and eightieth (180th) day after the Closing Date, with such individuals to be compensated for such consulting services at a rate of one hundred dollars (US$100) per hour for each hour of services so rendered, (ii) each such individual's Target Options that are exercisable at the Effective Time of the Merger (including options vesting as a result of the Merger) shall be exercisable until the close of business on the two hundred and seventieth (270th) day after the Closing Date, and (iii) other than as specified in (i), (ii) and the provided, however, clause in this sentence, those option,
                     --------  -------
employment and consulting agreements shall be of no further force and effect as of the Effective Time and each such individual shall not be entitled to receive any payments or benefits of any kind thereunder after the Effective Time; provided, however, amounts owed, and the number of Target Options vested
--------  -------
(including options vesting as a result of the Merger), as of the Effective Time shall not be affected by such amendment, with such amendment to be in form and substance reasonably satisfactory to Parent.

          (f)  H.T.E. Matters.
               --------------

               (i) H.T.E. and Target shall have terminated that certain Registration Rights Agreement dated as of December 21, 1999, with such termination to be effective immediately prior to the Effective Time if and only if the Merger occurs, with such termination to be in form and substance reasonably satisfactory to Parent.

               (ii) H.T.E. and Target shall have entered into an agreement terminating H.T.E.'s right to receive securities as a result of the transactions contemplated by this Agreement (including, without limitation, securities issuable as a result of the loans and potential conversion of promissory notes entered into pursuant to Section 5.13) pursuant to that certain Modification to Promissory Note dated as of into as of October 31, 2000, by and between H.T.E. and Target which modified that certain Promissory Note dated as of October 31, 1999 in the original principal amount of $1,750,000 executed by Target in favor of H.T.E., with such agreement to be in form and substance reasonably satisfactory to Parent. A termination agreement satisfying the requirements of
Section 4(b) of any Convertible Promissory Note entered into pursuant to Section
5.13 shall satisfy this condition.

          (g)  Lockup Agreements. H.T.E., each Target Affiliate (including,
               -----------------
without limitation, each director and officer of Target) shall have entered into Lockup Agreements with Parent in the form attached hereto as Exhibit G.
                                                             ---------

          (h) Dissenting Stockholders. Holders of not more than 5% of Target's
              -----------------------
issued and outstanding capital stock as of Effective Time shall have elected to, or continue to have contingent rights to, exercise dissenters' rights under Florida Law as to such shares and the time for exercising those rights under Florida Law shall have expired.

          (i) Fairness Opinion.  Target shall have received an opinion from its
              ----------------
financial adviser, who shall be reasonably acceptable to Parent, stating that in the opinion of such financial adviser, the terms of the Merger are fair to the stockholders of Parent from a financial point of view.

          (j) Termination Agreement. Target shall have provided Parent with
              ---------------------
evidence satisfactory to Parent of the termination of all employment, consulting and option agreements and arrangements with Ronald Brown.

          (k) Consents.  Target shall have obtained all consents, waivers and
              --------
approvals under any of Target's or any of its subsidiaries' agreements, contracts, licenses or leases required in connection with the consummation of the transactions contemplated hereby, which, individually or in the aggregate, if not obtained, would result in a material loss of benefits to Target, Parent or the Surviving Corporation as a result of the Merger, including those consents, waivers and approvals identified on Schedule 6.3(f) of the Target Disclosure Schedules. Parent shall have received the consents required under that certain Second Amended and Restated Investors' Rights Agreement dated as of December 20, 1999, Parent, the investors listed on Exhibit A thereto and the
                                                   ---------
holders of Parent Common Stock listed on Exhibit B thereto in connection with
                                         ---------
the assumption of the registration rights contained in the Target Warrants.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, by action taken or authorized by the terminating party or parties, whether before or after the requisite approval of the stockholders of
Target:

          (a) by mutual written consent of Parent and Target (which consent shall not be unreasonably withheld (i) in the case of Parent, if the conditions set forth in Section 6.2(a) or 6.2(b) would not reasonably be expected to be satisfied prior to the Termination Date (as defined in Section 7.1(b)) through the exercise of Parent's commercially reasonable efforts or (ii) in the case of Target, if the conditions set forth in Section 6.3(a) or 6.3(b) would not reasonably be expected to be satisfied prior to the Termination Date through the exercise of Target's commercially reasonable efforts);

          (b) by either Target or Parent if the Effective Time shall not have occurred on or before June 30, 2001 (the "Termination Date"); provided; however,
                                          ----------------    --------  -------
that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.6) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either Target or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.6) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree or ruling or other action such party shall have used its reasonable best efforts to obtain, in accordance with
Section 5.6), in the case of each of (i) and (ii) which is necessary to fulfill the condition set forth in Section 6.1(c) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement
               --------  -------
under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.6 has been the cause of such action or inaction;

          (d) by either Target or Parent if the required approval of the stockholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Target stockholders duly convened therefor or at any adjournment thereof

(provided that the right to terminate this Agreement under this Section 7.1(d)
 --------
shall not be available to Target where the failure to obtain Target stockholder approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a breach by Target of this Agreement);

          (e) by Parent if a Triggering Event (as defined below) shall have occurred;

          (f) by Target, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in
                                      --------
Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Target may not terminate this Agreement under this Section 7.1(f) for twenty (20) days after delivery of written notice from Target to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Target may not terminate this Agreement pursuant to this
Section 7.1(f) if it shall have materially breached this Agreement or if such breach by Parent is cured during such 20-day period, provided that such cure
                                                     --------
shall be completed on or prior to the Termination Date); or

          (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target shall have become untrue, in either case such that the conditions set forth in Section

6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Target's representations and warranties or breach by Target is curable by Target through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 7.1(g) for twenty (20) days after delivery of written notice from Parent to Target of such breach, provided Target continues to exercise commercially
                          --------
reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if it shall have materially breached this Agreement or if such breach by Target is cured during such 20-day period, provided that such cure shall be completed on or prior to
                    --------
the Termination Date).

          For the purposes of this Agreement, a "Triggering Event" shall be
                                                 ----------------
deemed to have occurred if: (i) the Board of Directors of Target or any committee thereof having authority to bind the Board shall for any reason have withheld or withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger; (ii) Target shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Target in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Target shall have failed to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal or following the time at which Parent becomes aware of the existence of an Acquisition Proposal;
(iv) the Board of Directors of Target or any committee thereof having authority to bind the Board shall have approved or publicly recommended any Acquisition Proposal; (v) Target shall have entered into any letter of intent or similar document or any agreement, contract or commitment relating to any Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Target in excess of 15% of its outstanding voting securities shall have been commenced by a person unaffiliated with Parent and Target shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Target's Board of Directors recommends rejection of such tender or exchange offer; or (vii) Target shall have intentionally breached its obligations under Section 5.4.

     7.2  Notice of Termination Effect of Termination.  Any termination of
          -------------------------------------------
this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability hereunder on the part of Target, Parent, Merger Sub or their respective officers or directors, except (i) as set forth in Section 5.13(b), this Section 7.2, Section 7.3 and Article VIII (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements or the Convertible Promissory Notes entered into pursuant to Section 5.13, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  Fees and Expenses.
          -----------------

          (a)  General.  Except as set forth in this Section 7.3, all fees and
               -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Target
                                  --------  -------
shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the filing of the required materials under the HSR Act and the printing and filing with the SEC of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b)  Termination Payments.
               --------------------

               (i) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(e), Target shall promptly, but in no event later than one day after the date of such termination, pay Parent a fee equal to $600,000 in immediately available funds (the "Termination Fee") and shall pay Parent an
                                     ---------------
amount equal to Parent's documented expenses incurred in connection with the transactions contemplated by this Agreement.

               (ii) In the event that (A) this Agreement is terminated by Parent or Target, as the case may be, pursuant to Section 7.1(d) or by Parent pursuant to Section 7.1(g), Target shall promptly, but in no event later than one business day after the date of such termination, pay Parent an amount equal to the sum of Parent's documented expenses incurred in connection with the transactions contemplated by this Agreement and the Termination Fee; or (B) this Agreement is terminated by Target pursuant to Section 7.1(f), Parent shall promptly, but in no event later than one business day after the date of such termination, pay Target an amount equal to the sum of Target's documented expenses incurred in connection with the transactions contemplated by this Agreement and the Termination Fee.

               (iii) In the event that (A) this Agreement is terminated by Parent or Target, as the case may be, pursuant to Section 7.1(b), and (B) at any time after the date of this Agreement and at or before the Termination Date an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of Target, Target shall promptly, but in no event later than one business day after the date of such termination, pay Parent an amount equal to Parent's documented expenses incurred in connection with the transactions contemplated by this Agreement, and furthermore, in the event that within twelve (12) months following such termination pursuant this
Section 7.3(b)(iii) Target shall enter into a definitive agreement with a third party with respect to an Acquisition Transaction or shall consummate an Acquisition Transaction with a third party, Target shall contemporaneously with such execution or consummation, as the case may be, pay Parent a fee equal to the Termination Fee.

               (iv) Target acknowledges that the agreements contained in this
Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Target fails promptly to pay the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against Target for the amounts set forth in this Section 7.3(b), Target shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

               (v) The remedies available pursuant to this Section 7.3(b) shall be in addition to, but without duplication in any way of, the remedies referred to in clause (ii) of Section 7.2.

     7.4  Amendment. Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Target.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any
          -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of Target, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub:

               Onvia.com, Inc.
               1260 Mercer Street
               Seattle, WA 98109

               Attention: Chief Strategy Officer
               Telephone No.: (206) 282-5170
               Telecopy No.: (206) 373-8961

               with a copy at the same address to the attention of the Legal Counsel and with a copy to:

               Venture Law Group
               A Professional Corporation
               4750 Carillon Point
               Kirkland, WA 98033
               Attention:  Mark J. Handfelt
               Telephone No.: (425) 739-8700
               Telecopy No.: (425) 739-8750

          (b)  if to Target:

               DemandStar.com, Inc.
               Attention:  O. F. Ramos, President and CEO
               1200 S. Pine Island Road, Suite 600
               Plantation, FL 33324
               Telephone No.: (954) 577-6500
               Telecopy No.: (954) 577-3812

               with a copy to:

               Greenberg Traurig, P.A.
               111 North Orange Avenue, 20/th/ Floor
               Orlando, FL  32801
               Attention: Randolph H. Fields
               Telephone No.: (407) 420-1000
               Telecopy No.: (407) 420-5909

               and with a copy to:

               L. A. Gornto, Jr., Esq.
               149 S. Ridgewood Avenue, Suite 300
               Daytona Beach, FL 32114
               Telephone No.: (904) 257-1899
               Telecopy No.: (904) 257-1833

     8.3  Interpretation; Certain Defined Terms.
          -------------------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and
                                                 -------    --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitations." The table of contents and headings contained in
       -------------------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the
    ---------------
business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement the term "knowledge" means with
                                                       ---------
respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter.

          (c) For purposes of this Agreement, the term "Material Adverse Effect"
                                                        -----------------------
when used in connection with a party hereto means any change, event, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such party and its subsidiaries taken as a whole, except (i) any continued or increased operating losses (provided that obligations of Target set
                                         --------
forth in Section 4.1 are complied with) or (ii) to the extent that any such change, event or effect is attributable to or results from (x) changes in general economic conditions or changes affecting the industry generally in which such party operates, or (y) changes in trading prices for such party's capital stock.

          (d) For purposes of this Agreement, the term "person" shall mean any
                                                        ------
individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, Target (including any limited liability Target or joint stock Target), firm or other enterprise, association, organization, entity or Governmental Entity.

          (e) For purposes of this Agreement, "subsidiary" of a specified entity
                                               ----------
will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries.  This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Target Disclosure Schedules and the Parent Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.10.

     8.6   Severability.  If any provision of this Agreement is held invalid,
           ------------
illegal or unenforceable for any reason, the parties agree that such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions of this Agreement, if (i) such invalidity, illegality or unenforceability does not materially affect the intent or economic bargain detailed herein; or (ii) the parties agree to substitute for the invalid, illegal or unenforceable provision a valid, legal and enforceable provision which most closely approximates the intent and economic effect of the invalid provision.

     8.7   Other Remedies; Specific Performance.  Except as otherwise provided
           ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8   Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9   Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10   Assignment.  No party may assign either this Agreement or any of its
            ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11   No Waiver; Remedies Cumulative.  No failure or delay on the part of
            ------------------------------
any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     8.12  Waiver of Jury Trial.  EACH OF PARENT, TARGET AND MERGER SUB HEREBY
           --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, TARGET OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              PARENT:

                              ONVIA.COM, INC.

                              By: /s/ Michael D. Pickett
                                  ----------------------------------

                              Name:  Michael D. Pickett
                                   ---------------------------------

                              Title: President
                                    --------------------------------


                              MERGER SUB:

                              DRAGON ACQUISITION CORPORATION

                              By: /s/ Michael D. Pickett
                                ------------------------------------

                              Name:  Michael D. Pickett
                                   ---------------------------------

                              Title: President
                                    --------------------------------



                              TARGET:

                              DEMANDSTAR.COM, INC.

                              By: /s/ Bernard B. Market
                                 -----------------------------------

                              Name:  Bernard B. Market
                                    --------------------------------

                              Title: Chairman
                                    --------------------------------